                                  SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                VASOMEDICAL, INC.
                -----------------------------------------------
                (Name of Registrant as Specified in its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j) (2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)3.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


         1)   Title of each class of securities to which transaction applies:

- ------------------------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

- ------------------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- ------------------------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

- ------------------------------------------------------------------------------
         5)   Total fee paid:

- ------------------------------------------------------------------------------


- ------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

         1)   Amount Previously Paid:
                                     ----------------------------------------
         2)   Form, Schedule or Registration Statement No.:
                                                           ------------------
         3)   Filing Party:
                           --------------------------------------------------
         4)   Date Filed:
                         ----------------------------------------------------

                                VASOMEDICAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 10, 1996

                                 ---------------

TO THE STOCKHOLDERS OF
     VASOMEDICAL, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vasomedical, Inc. will be held at the Griffis Faculty Club, New York Hospital-Cornell Medical Center, 521 East 68th Street, New York, New York 10021 on Thursday, October 10, 1996 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

         1.   To elect three directors.

         2. To ratify the appointment by the Board of Directors of Grant Thornton LLP as the Company's independent certified public accountants for fiscal 1997.

         3. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

         The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

         Only stockholders of record on the books of the Company at the close of business on August 21, 1996 will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                       By Order of the Board of Directors,

                                       JOSEPH A. GIACALONE
                                            Secretary

Dated: Westbury, New York
       August 30, 1996

                                VASOMEDICAL, INC.
                                180 LINDEN AVENUE
                          WESTBURY, NEW YORK, USA 11590

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, OCTOBER 10, 1996

                          -----------------------------

         The Annual Meeting of Stockholders of Vasomedical, Inc. (the "Company") will be held on Thursday, October 10, 1996 at the Griffis Faculty Club, New York Hospital-Cornell Medical Center, 521 East 68th Street, New York, New York 10021 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF VASOMEDICAL, INC. FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to stockholders is August 30, 1996.

         If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

         Only stockholders of record on August 21, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company has outstanding at the Record Date one class of voting capital stock, namely 46,312,749 shares of Common Stock, $.001 par value. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote at the Annual Meeting of Stockholders. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of each matter submitted to a vote of the shareholders. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides for a Board of Directors consisting of not less than three nor more than nine directors which number has been increased to ten directors in accordance with the Company's By-Laws. The Board of Directors may be divided into three classes, as nearly equal in number as possible, whose terms of office expire in successive years. On September 7, 1995, the Board of Directors unanimously voted to increase the maximum number of directors to eleven. The Company's Board of Directors for fiscal 1996 consisted of ten directors as set forth below.



      CLASS I                                  CLASS II                               CLASS III
(TO SERVE UNTIL THE                        (TO SERVE UNTIL THE                    (TO SERVE UNTIL THE
ANNUAL MEETING OF                          ANNUAL MEETING OF                      ANNUAL MEETING OF
STOCKHOLDERS IN 1996)                      STOCKHOLDERS IN 1997)                  STOCKHOLDERS IN 1998)
- -------------------------------------------------------------------------------------------------------
Anthony Viscusi (1)                        Abraham E. Cohen (5)                   Dr. Alexander G. Bearn (3)(4)
E. Donald Shapiro (1) (2) (3)              Dr. John C.K. Hui (4)                  Dr. David S. Blumenthal (4)
Dr. Zhen-sheng Zheng(4)                    Eugene H. Glicksman (1)                Dr. Kenneth W. Rind (2)
                                                                                  Francesco Bolgiani (2)(3)

- ---------------------
(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee
(4) Member of the Medical Advisory Committee
(5) Ex-officio member of all committees except the Medical Advisory
    Committee

         The three current directors in Class I are to be elected to hold office until the 1999 Annual Meeting of Stockholders or until their successors are chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the nominees named in Class I (each of whom is now a director) unless any such nominee shall be unavailable, in which event such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

         The Board of Directors held six meetings during the Company's fiscal year ended May 31, 1996. Each director attended or participated in at least 75% of such meetings of the Board of Directors, except for Dr. Zhen-sheng Zheng. For the fiscal year ended May 31, 1996, there was one meeting of the Audit Committee, one meeting of the Compensation Committee, five meetings of the Executive Committee, and no formal meetings of the Medical Advisory Committee. The Company's Audit Committee is involved in discussions with the Company's independent public accountants with respect to the year-end audited financial statements and the Compensation Committee recommends executive compensation and the granting of stock options to key employees. See "Compensation Committee Report on Executive Compensation." The Executive and Medical Advisory Committees were established in fiscal 1995. The Executive Committee was established to advise the Board of Directors and make recommendations on matters relating to the business and operations of the Company. The Medical Advisory Committee acts in an oversight capacity with respect to medical issues and the Company's ongoing clinical programs.

PRINCIPAL OCCUPATIONS OF DIRECTORS

         The following is a brief account of the business experience for the past five years of the Company's directors:

         Dr. Alexander G. Bearn (73 years of age) has been a director of the Company since November 14, 1994. Dr. Bearn is a physician, scientist and author who has had distinguished careers in academe and industry. Since 1966, Dr. Bearn has been an adjunct professor at Rockefeller University. He has been Chairman of the Department of Medicine of Cornell University Medical College and Senior Vice President of Medical and Scientific Affairs at Merck International. He serves on many boards, including the Board of Trustees of Rockefeller University and of the Howard Hughes Medical Institute. Dr. Bearn also serves on the board of Biogen, Inc., a public company.

         Dr. David S. Blumenthal (46) has been a director of the Company since June 30, 1994. Dr. Blumenthal has been a practicing cardiologist in the State of New York since 1981 and is affiliated with New York Hospital-Cornell Medical Center.

         Francesco Bolgiani (57) has been director of the Company since December 5, 1995. Mr. Bolgiani has been President of Banca del Gottardo of Lugano, Switzerland from 1980 to 1994 and Deputy Chairman of the Board of Directors of Banca del Gottardo since 1994.

         Abraham E. Cohen (60) has been Chairman of the Board since June 30, 1994 and a director of the Company since June 4, 1993, and is presently an independent consultant. He retired in 1992 as Senior Vice President of Merck & Co., Inc., a position he had since 1985. From 1979 to 1989, Mr. Cohen was also President of Merck Sharp & Dohme International, a division of Merck & Co., Inc. Mr. Cohen is a director of the following public companies: Agouron Pharmaceuticals, Inc., Akzo Nobel Nv., Immunomedics, Inc., Teva Pharmaceutical Industries, Ltd., Neurobiological Technologies, Inc., Vion, Inc., The Population Council and Travellers Series Fund, Inc.

         Eugene H. Glicksman (56), has been Executive Vice President of the Company since July 1, 1994. Mr. Glicksman was President of the Company from February 2, 1994 to June 30, 1994 and Executive Vice President and Secretary from March 1992 to February 2, 1994. Mr. Glicksman has been a director of the Company since its inception in July 1987.

         Dr. John C.K. Hui (50) has been a director and Senior Vice President of the Company since February 2, 1995. Dr. Hui has been an Assistant Professor in the Department of Surgery in the State University of Stony Brook, New York since 1978. He has also been a scientist in the medical department of Brookhaven National Laboratories. Dr. Hui was president of and a principal stockholder in Vasogenics, Inc. at the time of its acquisition by the Company in January 1995.

         Dr. Kenneth W. Rind (61) has been a director of the Company since February 2, 1995. Dr. Rind has been Chairman of Oxford Venture Corporation, an independent venture capital company since 1981. Previously, Dr. Rind was a principal at Xerox Development Corporation for five years where he was responsible for acquisitions and venture capital investments. From 1970 to 1976, he was Vice President-Corporate Finance at Oppenheimer & Co., Inc. He is also a director of Medical Sterilization, Inc., ESC Medical Systems, Inc., Computer Power, Inc., Alpha Technologies, Inc., VTX, Inc. and several private companies.

         E. Donald Shapiro (64) has been a director of the Company since June 4, 1993. Mr. Shapiro has been the Joseph Solomon Distinguished Professor of Law since 1983 and is a former Dean of The New York Law School, as well as a Supernumerary Fellow of St. Cross College at Oxford University, England.

He has authored numerous books and articles in the field of medicine and law and is a recipient of honors and awards both in the United States and overseas. Mr. Shapiro is a director of the following public companies: Loral Space and Communications, Inc. (formerly Loral Corporation), Bank Leumi Trust Co., Premier Laser Systems, Inc., Eyecare Products PLC, Kranzco Realty Trust, Vion, Inc., Food Entertainment Network, Inc., Telepad Corporation and United Industrial Corporation.

         Anthony Viscusi (63), has been President, Chief Executive Officer and director of the Company since his employment on June 30, 1994. Mr. Viscusi was Senior Vice President, Worldwide Marketing for the AgVet division of Merck & Co., Inc. from 1987 to 1993. In 1961, Mr. Viscusi joined the international human health division of Merck, in which he spent most of his career in various general management positions, after having taught at Columbia, Wesleyan and Princeton universities. Mr. Viscusi is a director of The Mallinckrodt Group, Inc.

         Dr. Zhen-sheng Zheng (66) has been a director of the Company since February 2, 1995. Since 1986, Dr. Zheng has been Director of the Cardiovascular Research Institute at Sun Yat-sen University of Medical Sciences in Guangzhou, China. Dr. Zheng has been associated with Sun Yat-sen University since 1972 in various capacities and is also presently Chairman of the National Laboratory for Assisted Circulation Research in China. Dr. Zheng was a principal stockholder of Vasogenics, Inc. prior to its acquisition by the Company in January 1995.

                               SECURITY OWNERSHIP

         The following table sets forth as of August 22, 1996 certain information with regard to ownership of the Company's Common Stock by (i) each beneficial owner of 5% or more of the Company's Common Stock, to the knowledge of the Company based upon filings with the Securities and Exchange Commission;
(ii) each current director and executive officer named in the "Summary Compensation Table"; and (iii) all executive officers and directors of the Company as a group:

                                                          COMMON STOCK
NAME OF BENEFICIAL OWNER                               BENEFICIALLY OWNED (1)(2)
- --------------------------------------------------------------------------------
Dr. Alexander G. Bearn (9)(12)(14)                           112,903 shs.  *
1230 York Avenue
New York, New York  10021

Dr. David S. Blumenthal (9)(11)(14)                          112,903 shs.  *
407 East 70th Street
New York, New York  10021

Francesco Bolgiani (15)                                      200,000 shs.  *
viale Franscini 8
Lugano, Switzerland CH-6901

Abraham E. Cohen  (4)(5)(8)(14)                              637,903 shs.  (1.4%)
100 United Nations Plaza
New York, New York  10017

                                                          COMMON STOCK
NAME OF BENEFICIAL OWNER                               BENEFICIALLY OWNED (1)(2)
- --------------------------------------------------------------------------------
Joseph A. Giacalone (6)(7)                                   223,000 shs.  *
180 Linden Avenue
Westbury, New York  11590

Eugene H. Glicksman (3)                                    1,861,218 shs.  (4.0%)
180 Linden Avenue
Westbury, New York  11590

Dr. John C. K. Hui (17)                                    1,060,000 shs.  (2.3%)
180 Linden Avenue
Westbury, New York  11590

Anthony E. Peacock (16)                                      102,000 shs.  *
180 Linden Avenue
Westbury, New York  11590

Dr. Kenneth W. Rind (10)(14)                                 162,903 shs.  *
315 Post Road West
Westport, Connecticut  06880

E. Donald Shapiro (4)(5)(8)(14)                              647,903 shs.  (1.4%)
57 Worth Street
New York, New York  10013

Anthony Viscusi (13)                                         625,000 shs.  (1.3%)
180 Linden Avenue
Westbury, New York  11590

Dr. Zhen-sheng Zheng (14)                                    112,903 shs.  *
74 Zhangshan Road II
Guangzhou,  510089
P.R. China

Directors and executive officers
  as a group (12 persons)                                  5,858,636 shs. (12.1%)

- ----------
*      Less than 1% of the Company's Common Stock

(1) No officer or director owns more than one percent of the issued and outstanding Common Stock of the Company unless otherwise indicated. Ownership represents sole voting and investment power.
(2) Includes Common Stock issuable under stock options and warrants which are exercisable within 60 days.
(3) Mr. Glicksman may be deemed a "parent" and "promoter" of the Company as those terms are defined in the Rules and Regulations under the Securities Act of 1933.
(4) Includes warrants to purchase 150,000 shares of Common Stock at $1.50 per share expiring in September 1997.
(5) Includes warrants to purchase 200,000 shares of Common Stock at $1.03 per share expiring in November 1998.
(6) Includes warrants to purchase 100,000 shares of Common Stock at $.41 per share expiring in February 2000.
(7) Includes warrants and stock options to purchase 120,000 shares of Common Stock at $ .91 per share expiring in November 1998.

(8) Includes warrants to purchase 150,000 shares of Common Stock at $.45 per share expiring in June 1999.
(9) Includes warrants to purchase 50,000 shares of Common Stock at $1.50 per share expiring in March 1998.
(10) Includes warrants to purchase 150,000 shares of Common Stock at $.40 per share expiring in February 2000.
(11) Includes warrants to purchase 50,000 shares of Common Stock at $.45 per share expiring in June 1999.
(12) Includes warrants to purchase 50,000 shares of Common Stock at $.28 per share expiring in November 1999.
(13) Includes warrants to purchase 500,000 shares of Common Stock at $.45 per share expiring in June 2000.
(14) Includes currently exercisable options to purchase 12,903 shares of Common Stock at $.78 per share expiring in May 2005 granted pursuant to the Outside Director Stock Option Plan.
(15) Includes 200,000 shares of Common Stock owned by a company in which Mr. Bolgiani and his wife have a 50% ownership interest.
(16) Includes warrants to purchase 100,000 shares of Common Stock at $.38 per share expiring in January 2000.
(17) Includes warrants to purchase 100,000 shares of Common Stock at $.40 per share expiring in February 2000.

                                   MANAGEMENT

         The following sets forth information concerning each executive officer of the Company. The officers of the Company serve at the pleasure of the Board of Directors or until their successors are chosen and qualify.

                                                              POSITION HELD
NAME                                AGE                       WITH THE COMPANY
- ------------------------------------------------------------------------------
Anthony Viscusi                     63                        President and Chief Executive Officer

Eugene H. Glicksman                 56                        Executive Vice President

Dr. John C. K. Hui                  50                        Senior Vice President, R&D and Manufacturing

Anthony E. Peacock                  55                        Vice President, Marketing and
                                                              Clinical Affairs

Joseph A. Giacalone                 32                        Secretary and Treasurer

- ---------

         Anthony E. Peacock has been Vice President, Marketing and Clinical Affairs of the Company since his employment on January 23, 1995. From January 1994 to January 1995, Mr. Peacock was Vice President, Marketing of Dendrite International. For more than five years prior thereto, Mr. Peacock was, among other positions, Executive Director of Marketing for Cardiovascular Products with Merck & Co., Inc., where he played a key role in the formulation and worldwide implementation of strategies for enalapril, Merck's multi-billion dollar cardiovascular product.

         Joseph A. Giacalone, a certified public accountant, has been Secretary and Treasurer of the Company since February 2, 1994 and has been employed by the Company since February 1993. From 1983 to 1993, Mr. Giacalone was employed by the international accounting firm of Grant Thornton LLP, having been a manager with the firm since 1990.

EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation of the Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000 for services rendered for the fiscal years ended May 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE


                                                     Annual Compensation             Long-Term Compensation
                                                  ------------------------------------------------------------

                                                                                       Number       Long-
                                                                                       of           Term         All
                                                            Other         Restricted   Shares       Incentive    Other
Name and             Fiscal                                 Annual        Stock        Underlying   Plan         Compen-
Principal Position   Year       Salary(1)    Bonus       Compensation(3)  Awards (2)   Options      Payout       sation
- ------------------------------------------------------------------------------------------------------------------------



Anthony Viscusi      1996      $150,000           -           -                 -        250,000        -            -
President & CEO      1995      $137,500           -           -                 -        -              -            -
                     1994             -           -           -                 -        -              -            -

Eugene H. Glicksman  1996      $145,000           -           -          $169,813        -              -            -
Executive VP         1995      $133,333           -           -          $169,812        -              -            -
                     1994      $174,594           -           -          $169,812        -              -            -

John C.K. Hui        1996       $84,242           -     $50,000                 -        100,000        -            -
Senior VP            1995       $28,081           -     $16,667                 -        -              -            -
                     1994             -           -           -                 -        -              -            -

Anthony E. Peacock   1996      $140,000           -           -                 -         75,000        -            -
VP                   1995       $50,436           -           -                 -        -              -            -
                     1994             -           -           -                 -        -              -            -

- --------------------------

(1) Effective May 1, 1994, Mr. Glicksman voluntarily agreed to an annual salary modification reducing his annual salary to $125,000. The reduction was for an indefinite time period, at his discretion, subject to review based upon future operations. In January 1995, Mr. Glicksman's annual salary was increased to $145,000.

(2) Represents value of common stock issued in 1993 to Mr. Glicksman under a stock bonus arrangement providing for vesting of 950,000 shares over five years. See "Certain Relationships".

(3) Represents compensation paid to Dr. Hui by the Research Foundation of the State University of New York at Stony Brook which the Company funds under a research grant.

EMPLOYMENT AGREEMENTS

         The Company entered into an employment agreement with its current Executive Vice President for a term ending December 31, 1997. Pursuant to such agreement, as amended, he is to receive compensation consisting of an annual salary of $145,000. The employment agreement includes cumulative cost of living adjustments, non-competition provisions during the term of the agreement and makes provisions for life insurance and for the continuation of certain benefits following death or disability.

         The Company also maintains additional employment agreements with other officers. These agreements expire at various dates through January 1999. Employment agreements with certain of the Company's officers also provide that in the event there is a change in the control of the Company, as defined therein, or in any person directly or indirectly controlling the Company, as also defined therein, the employee has the option, exercisable within six months of becoming aware of such event, to terminate his employment agreement. Upon such termination, he has the right to receive as a lump sum payment certain compensation remaining to be paid for the balance of the term of the agreement.

         In July 1994, the Company entered into a one-year employment agreement with its President and Chief Executive Officer which currently provides for an annual base salary of $170,000 and five-year warrants to purchase 1,000,000 shares of the Company's common stock at $.45 per share (which approximated market value at the date of grant) vesting at 25% per year beginning June 30, 1995. Such vesting is contingent upon his continued employment with the Company. In October 1995, the Company extended the agreement for an additional three-year period.

         In January 1995, the Company entered into a one-year employment agreement with its Vice President, Marketing and Clinical Affairs which currently provides for an annual base salary of $150,000 and five-year warrants to purchase 300,000 shares of the Company's common stock at $.38 per share (which approximated market value at the date of grant) vesting at 25% per year beginning January 1996. Such vesting is contingent upon his continued employment with the Company. In October 1995, the Company extended the agreement for an additional three-year period.

         In February 1995, the Company entered into a three-year employment agreement with its Senior Vice President of R&D and Manufacturing which currently provides for an annual base salary of $140,000 and five-year warrants to purchase 300,000 shares of the Company's common stock at $.40 per share (which approximated market value at the date of grant) vesting at 33% per year beginning February 1996. Such vesting is contingent upon his continued employment with the Company.

1992 NON-QUALIFIED STOCK OPTION PLAN

         The Company adopted a 1992 Non-Qualified Stock Option Plan (the "1992 Plan") for officers, directors, employees and consultants of the Company, for which it reserved an aggregate of 1,500,000 shares of Common Stock. At May 31, 1996, options to purchase 30,000 shares at prices ranging between $.91 and $1.03 per share had been granted of which options to purchase 25,000 shares are outstanding under the 1992 Plan. No other options had been granted or were outstanding under the 1992 Plan when it was terminated by the Board of Directors in November 1994.

1995 STOCK OPTION PLAN

         The Company adopted a 1995 Stock Option Plan (the "1995 Plan") for officers and employees of the Company, for which the Company has reserved an aggregate of 1,500,000 shares of Common Stock. At August 22, 1996, options to purchase an aggregate of 792,000 shares of Common Stock at $3.44 per share have been granted, of which 787,000 are outstanding under the 1995 Plan.

OUTSIDE DIRECTOR STOCK OPTION PLAN

         The Company adopted an Outside Director Stock Option Plan (the "Director Plan") for non-employee directors of the Company, for which the Company has reserved an aggregate of 300,000 shares of Common Stock. At August 22, 1996, options to purchase an aggregate of 109,093 shares of Common Stock at exercise prices ranging from $.78 to $2.21 per share have been granted and are outstanding under the Director Plan.

SHAREHOLDER RIGHTS PLAN

         In March 1995, the Company's Board of Directors approved a Shareholder Rights Plan, under which a dividend distribution of one Right for each outstanding share of the Company's common stock is authorized. Each Right will entitle shareholders of record, on a date defined therein, to purchase one-half share of common stock at a 50% discount to market price if a person or group acquires 20% or more of the Company's outstanding stock. At present, the Company is not aware of any such person or group seeking to acquire 20% or more of the Company's outstanding common stock.

DIRECTOR'S FEES

         During fiscal 1996, it was the policy of the Company to grant fees of $1,000 per meeting to each outside director who attended a regularly scheduled or special meeting of its Board of Directors. Messrs. Cohen and Shapiro each received monthly fees of $2,500 and did not receive per-meeting fees. In addition, the Company reimbursed out-of-state directors for their cost of travel and lodging to attend meetings.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

         There were no options or warrants granted in fiscal 1996 to the Company's executive officers included in the Summary Compensation Table.

CERTAIN TRANSACTIONS

         In the period June 1994 through January 1995, the Company has issued five-year warrants to several of its existing or newly appointed directors to purchase an aggregate of 825,000 shares of its Common Stock for prices ranging from $.28 to $.45 per share (market value at the date of issuance) expiring in various amounts between June 1999 and February 2000 for services rendered or to be rendered to the Company. See "Security Ownership".

         In December 1994, the Company sold 500,000 shares of its Class A Preferred Stock, aggregating $400,000 cash, to five individuals including Messrs. Viscusi, Cohen and Shapiro. The price paid per preferred share (of $.80 per share) was at a premium to its then Common Stock equivalent price per share. Each share of the Preferred Stock is entitled to two votes per share and is convertible, at the holder's option, into two shares of Common Stock. The Preferred Stock is senior to the Common Stock with respect to liquidation rights; however, the Preferred Stock is not entitled to any dividends. On May 31, 1995, all such shares of Preferred Stock were converted into Common Stock according to the terms of the Preferred Stock.

         In January 1995, the Company acquired all of the outstanding capital stock of Vasogenics, Inc., the sole minority shareholder of the Company's
Vaso Interim Corp. subsidiary, for 5,000,000 shares of the Company's common stock. Subsequent to the transaction, Dr. Hui, a principal of Vasogenics, Inc., entered into a three-year employment agreement with the Company (see "Employment Agreements"). Dr. Zheng, another principal of Vasogenics, Inc., entered into a consulting agreement with the Company for annual compensation approximating $40,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1996, the Company's Compensation Committee consisted of Messrs. Alexander G. Bearn, Francesco Bolgiani, E. Donald Shapiro and Abraham E. Cohen. None of these persons were officers or employees of the Company during fiscal 1996 nor, except as otherwise disclosed, had any relationship requiring disclosure in this Proxy Statement.

In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the caption "Compensation Committee Report on Executive Compensation" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors, subject to applicable employment agreements. Each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates. The following report with respect to certain compensation paid or awarded to the Company's executive officers during fiscal 1996 is furnished by the directors who comprised the Compensation Committee during fiscal 1996.

GENERAL POLICIES

         The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve corporate objectives and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's business. To attain these objectives, the Company's executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Employment Agreements".

         Stock options are granted to employees, including the Company's executive officers, by the Compensation Committee under the Company's 1995 Stock Option Plan. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of Common Stock on the date of grant, have a maximum term of ten years and generally become exercisable for all of the option shares one year from the date of grant. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

From time to time, the Compensation Committee intends to utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE AND
COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

         In recognition of Mr. Viscusi's significant contribution to the growth of the Company, the Compensation Committee extended his one-year employment agreement for three additional years and, effective July 1, 1996, increased his annual base salary to $170,000.

                        The Compensation Committee:
                            Alexander G. Bearn, Chairman
                            Francesco Bolgiani
                            Abraham E. Cohen
                            E. Donald Shapiro

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASDAQ"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and the NASDAQ. Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1996, except that Mr. Bolgiani filed his initial Form 3 several days late.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors recommends that the shareholders approve the appointment of Grant Thornton LLP as the Company's independent public accountants to examine the financial statements of the Company for the fiscal year ending May 31, 1997. Grant Thornton LLP acted as the Company's independent public accountants for the fiscal years ended May 31, 1992 through May 31, 1996 and has been selected by the Board of Directors to continue to act as the Company's independent public accountants for the Company's 1997 fiscal year.

        A representative of Grant Thornton LLP plans to be present at the Annual Meeting with the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

        A copy of the Company's Annual Report to Stockholders for the fiscal year ended May 31, 1996 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about the Company, but such report, Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                            MISCELLANEOUS INFORMATION

         As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

         The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians and nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

         Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than June 17, 1997 to be considered for inclusion in the Company's next Proxy Statement.

                                             By Order of the Board of Directors,

                                                       JOSEPH A. GIACALONE
                                                            Secretary

Dated: Westbury, New York
       August 30, 1996

VASOMEDICAL,
    INC.

                  The undersigned hereby appoints Anthony Viscusi and E. Donald Shapiro, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in VASOMEDICAL, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on October 10, 1996 and any adjournments thereof.


The Board of Directors recommends a vote FOR the following proposals:

1. Election of the following nominees, as set forth in the proxy statement:

   Anthony Viscusi, E. Donald Shapiro, Dr. Zhen-sheng Zheng

  [   ]  FOR all nominees listed above    [   ] WITHHOLD authority to vote
 (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)


2. To ratify the appointment by the Board of Directors of Grant Thornton LLP as the Company's independent certified public accountants for fiscal 1997.

3. Upon such other business as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

Dated:  _____________, 1996

                                 _____________________________[L.S.]

                                 _____________________________[L.S.]
                                                   (Note: Please sign exactly as
                                 your name appears hereon. Executors, admini-strators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)



        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE